UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 15, 2005

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237

(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447

(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT..
SIGNATURE

Items under Sections 1 through 9 are not applicable and therefore omitted.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT..

On July 15, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Urologix, Inc. (the “Company”) established goals for fiscal year 2006 for the Company’s cash bonus program for executive officers. The Committee has established performance goals for each of revenue and net earnings before taxes and has determined the total cash bonus amount available under the 2006 bonus program if these performance goals are met at the 100% level. Each financial performance goal is weighted at 50% of the total cash bonus amount available. The total cash bonus amount available will be adjusted if the Company’s 2006 financial performance either exceeds or is less than the established performance goals in revenue and net earnings before taxes. Each component of the total cash bonus amount available relating to revenue and net earnings before taxes may be decreased or increased by 50%, depending upon the Company’s 2006 financial performance against the goals established by the Committee. However, unless the Company’s 2006 revenue meets at least the minimum revenue amount set by the Committee, no cash bonuses will be paid to the executive officers. Assuming that at least the minimum of each performance goal is met, current executive officers other than Fred B. Parks, the Company’s Chief Executive Officer, will be eligible for bonuses representing 15% to 45% of their base salaries. Under the 2006 bonus program, the Chief Executive Officer of the Company is eligible for a cash bonus ranging from 25% to 75% of his base salary, assuming that the minimum of each performance goal is met.

As part of the Committee’s policy of providing long-term incentives through grants of stock options to executive officers, the Committee also granted an option to purchase 25,000 shares of Company’s common stock to each of Todd Paulson, the Company’s Chief Financial Officer, and David Montecalvo, the Company’s Vice President, Product Development and Operations. The options were granted under the Company’s Amended and Restated 1991 Stock Option Plan. The stock options granted to Messrs. Paulson and Montecalvo are ten-year incentive stock options with an exercise price equal to the fair market value of the Company’s common stock on the date of grant that vest as to 25% of shares on the anniversary of the date of grant and vest as to 1/36 of the remaining shares on each of the next 36 monthly anniversaries of the date of grant.

Additionally, on July 15, 2005, the Committee approved increases in meeting fees and retainers payable to non-employee directors. With respect to meetings after July 15, 2005, non-employee directors will be paid $1,500 per board meeting and $750 per committee meeting. Additionally, each chair of a committee of the board will receive an annual retainer of $5,000 per year and the lead director, if not a committee chair, will also receive an annual retainer of $5,000 per year. Consistent with the Company’s past practice, each director will also continue to be reimbursed for expenses associated with attending board of directors meetings.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.
By:	/s/ Fred B. Parks
Fred B. Parks
Chief Executive Officer

Date: July 21, 2005